Exhibit 5.1

November 10, 2014

+1 202 663 6000 (t)

+1 202 663 6363 (f)

wilmerhale.com

TechTarget, Inc.

275 Grove Street

Newton, Massachusetts

02466

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by TechTarget, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission the Company’s common stock, $0.001 par value per share (the “Company Shares”), which may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, up to an aggregate of 3,000,000 shares. In addition to the foregoing, there are being registered under the Registration Statement 11,278,779 shares of Common Stock (the “Selling Stockholder Shares”) that may be sold by certain stockholders of the Company (the “Selling Stockholders”) from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We are acting as counsel for the Company in connection with the registration for sale by the Company of the Company Shares and the registration for resale by the Selling Stockholders of the Selling Stockholder Shares. We have examined signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinion in paragraph 2 below, insofar as it relates to the Selling Stockholder Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

Wilmer Cutler Pickering Hale and Dorr LLP, 1875 Pennsylvania Avenue NW, Washington, DC 20006

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We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We assume that appropriate action will be taken prior to the offer and sale of the Company Shares and the Selling Stockholder Shares to register and qualify the Company Shares and the Selling Stockholder Shares under all applicable state securities “blue sky” laws.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Company Shares, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Company Shares have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, (iv) the Company Shares have been issued and sold as contemplated by the Registration Statement and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Company Shares, the Company Shares will be validly issued, fully paid and nonassessable.

2. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, Partner